AMENDMENT

         That certain Letter Agreement dated May 16, 2000, by and between Matria Healthcare, Inc. (the "Company") and Jeffrey D. Koepsell ("you"), is hereby amended to add the following paragraph:

         As a condition to being nominated for election to the Company's Board of Directors, you agree to execute an irrevocable resignation from the Board of Directors, attached as Exhibit A, to be effective upon termination of your employment with the Company for any reason. Any severance payments to which you are entitled under the terms of this offer and your entitlement to be established as "consultant" to the Company following termination of employment are expressly conditioned upon the effectiveness of such resignation from the Board of Directors.

         Dated as of the 18th day of May, 2000.

                                          MATRIA HEALTHCARE, INC.


/s/ Jeffrey D. Koepsell                   /s/ Donald R. Millard
____________________________             By:______________________________
Jeffrey D. Koepsell                        Donald R. Millard
                                           President and Chief Executive Officer


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                                EXHIBIT A

         I hereby resign as a member of the Board of Directors of Matria Healthcare, Inc. (the "Company"). This resignation shall be irrevocable and shall be effective upon termination of my employment with the Company for any reason.

                             /s/ Jeffrey D. Koepsell

                             ------------------------------
                             Jeffrey D. Koepsell